Exhibit 99.2

Virtusa Corporation

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 3, 2016 (the “Closing Date”), pursuant to a share purchase agreement (the “SPA”), dated as of November 5, 2015, by and among Virtusa Consulting Services Private Limited (“Virtusa India”), a subsidiary of Virtusa Corporation (“Virtusa” or the “Company”), Polaris Consulting & Services Limited (“Polaris”) and the Promoter Sellers named therein, as amended on February 25, 2016, the Company completed its previously announced purchase of 53,133,127 shares, or approximately 52.9% of the outstanding share capital (51.7% of the fully-diluted capitalization) of Polaris from certain Polaris shareholders for approximately $168.3 million in cash based at an Indian rupee to U.S. dollar conversion rate of 67.70 as of March 2, 2016.

On February 25, 2016, the Company entered into a credit agreement (the “Credit Agreement”) dated as of February 25, 2016, by and among the Company, its guarantor subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunners and lead arrangers. The Credit Agreement replaces the Company’s existing $25.0 million credit agreement with JP Morgan Chase Bank, N.A. and provides for a $100.0 million revolving credit facility and a $200.0 million delayed-draw term loan (together, the “Credit Facility”). In connection with the contemplated acquisition of Polaris, on February 25, 2016, the Company drew down the full $200.0 million of the term loan. Interest under these facilities accrues at a rate per annum of LIBOR plus 2.75%, subject to step-downs based on the Company’s ratio of debt to adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (“EBITDA”). The term of the Credit Agreement is five years from the Closing Date (as defined above), ending February 25, 2021.

Polaris (formerly known as Polaris Financial Technology Limited) is a public limited company domiciled in India.  Polaris was founded in 1993 and is headquartered in Chennai, India.  Polaris historically had two businesses, the “Product Business” and the “Service Business” that had been managed separately.  On September 15, 2014, the Madra High Court in India approved the spin-off of the Product Business pursuant to a Demerger Scheme of Arrangement effective April 1, 2014.  After the spin-off, Polaris is primarily engaged in providing IT services and IT-enabled services.  As a result, Polaris’s historical financial statements have been prepared for only the Service Business on a carve out basis, which represents the ongoing business that the Company acquired.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2015, the unaudited pro forma condensed combined statement of income for the year ended March 31, 2015 and the nine months ended December 31, 2015, are based on the historical financial statements of Virtusa Corporation and carve-out combined financial statements of the Service business of Polaris Consulting and Services Limited. The unaudited pro forma condensed combined financial statements are presented as if the acquisition of Polaris had occurred as of December 31, 2015 for pro forma condensed combined balance sheet purposes and as if the acquisition of Polaris had occurred on April 1, 2014 for pro forma statement of income purposes.

In connection with the purchase and under applicable India Takeover rules, Virtusa Consulting Services Private Limited (“Virtusa India”) made an unconditional mandatory offer (the “Open Offer”) to the Polaris public shareholders to purchase up to an additional 26.0% of the outstanding shares of Polaris.  On April 6, 2016, the Open Offer settled for a total of 26,719,366 shares, or approximately 26% of the outstanding share capital for approximately $89.2 million based on December 31, 2015 exchange rate noted below.

Under applicable Indian rules on Takeovers, Virtusa is required to sell within one year of the settlement of the unconditional mandatory offer its shareholdings in Polaris in excess of 75% of the basic outstanding share capital. Therefore, an additional $75,653 or 22.1% of outstanding shares are reflected in the the unaudited pro forma combined financial statements to reflect the maximum ownership of 75%.

The pro forma adjustments are based on preliminary information available at the time of this document. These preliminary estimates and assumptions are subject to change as the Company finalizes the valuations of the net tangible and intangible assets acquired and liabilities assumed in connection with its acquisition of Polaris.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the Polaris acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that may be achieved in combining the companies. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the Company’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended March 31, 2015, its Quarterly Report on Form 10-Q for the nine months ended December 31, 2015 and the financial statements of the Service Business of Polaris for the year ended March 31, 2015 and the nine months ended December 31, 2015 included herein.

VIRTUSA CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In thousands)

	Virtusa	Polaris	Pro forma		Pro forma
	December 31, 2015	December 31, 2015	Adjustments Note 3		Adjustments Note 4	Pro forma Combined
Assets:
Cash and cash equivalents	$119,742	$40,941	$8,881	(a)		$107,686
			185,523	(a)
			(171,748	)(b)
					$(75,653)
Short-term investments	59,374	12,499	—		—	71,873
Accounts receivable, net	93,708	40,254	—		—	133,962
Unbilled accounts receivable	22,591	27,124	3,805	(c)	—	53,520
Prepaid expenses	10,486	1,361	—		—	11,847
Deferred income taxes	7,764	3,313	—		—	11,077
Restricted cash	23,622	208	—		—	23,830
Other current assets	13,926	5,947	(759	)(f)	—	19,114
Total current assets	351,213	131,647	25,702		(75,653)	432,909

Property and equipment, net	40,617	32,101	43,895	(g)	—	116,613
Long-term investments	22,080	12,123	—		—	34,203
Investments in equity method investee	—	2,825	32	(e)	—	2,857
Deferred income taxes	4,842	707	(258	)(d)	—	5,291
Goodwill	76,432	36,047	(36,047	)(h)	—	216,488
			140,056	(i)
Intangible assets, net	32,957	—	32,664	(i)	—	68,071
			2,450	(i)
Other long-term assets	5,501	12,904	(378	)(f)	—	18,027
Total assets	$533,642	$228,354	$208,116		$(75,653)	$894,459

Liabilities:
Accounts payable	$12,401	28,967	—		—	$41,368
Accrued employee compensation and benefits	29,529	7,641	—		—	37,170
Accrued expenses and other current liabilities	31,408	14,001	8,881	(a)	—	53,545
			(745	)(j)
Deferred income taxes	210	2,094	—		—	2,304
Income taxes payable	1,933	11,994	—		—	13,927
Total current liabilities	75,481	64,697	8,136		—	148,314

Deferred income taxes	1,958	16	27,377	(d)	—	29,351
Long-term debt	—	—	185,523	(a)	—	185,523
Long-term liabilities	2,959	—	—		—	2,959
Total liabilities	80,398	64,713	221,036		—	366,147

Stockholders’ equity	453,244	156,180	(156,180	)(h)	—	453,244
Noncontrolling interest	—	7,461	(7,461	)(k)		75,068
			150,721	(k)
					(75,653)
Total Stockholders’ equity	453,244	163,641	(12,920)		(75,653)	528,312
Total liabilities and stockholders’ equity	$533,642	$228,354	$208,116		$(75,653)	$894,459

See notes to unaudited pro forma condensed combined financial statements.

VIRTUSA CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(In thousands, except per share amounts)

	Virtusa	Polaris
	Year Ended	Year Ended	Pro forma		Pro forma
	March 31, 2015	March 31, 2015	Adjustments Note 3		Combined

Revenue	$478,986	$301,859	$2,754	(l)	$783,599

Costs of revenue	304,422	226,796	(312	)(o)	530,906
Gross profit	174,564	75,063	3,066		252,693
Total operating expenses	121,996	49,159	4,204	(m)	179,481
			436	(n)
			(35	)(o)
			3,721	(p)

Income from operations	52,568	25,904	(5,260)		73,212

Other income (expense):
Interest income, net	5,264	2,016	(5,825	)(r)	336
			(1,119	)(r)
Foreign currency transaction (losses) gains	(357)	1,934	—		1,577
Other, net	(75)	2,953	—		2,878
Total other income	4,832	6,903	(6,944)		4,791

Income before income tax expense	57,400	32,807	(12,204)		78,003
Income tax expense	14,954	9,559	(2,992	)(s)	21,521

Net income (loss)	42,446	23,248	(9,212)		56,482
Less: Net income (loss) attributable to noncontrolling interest, net of tax	—	(8)	4,890	(t)	4,882
Net income(loss) attributable to Virtusa stockholders	$42,446	$23,256	$(14,102)		$51,600

Basic earnings per share	$1.48	—	—		$1.79
Diluted earnings per share	$1.44	—	—		$1.75

See notes to unaudited pro forma condensed combined financial statements.

VIRTUSA CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(In thousands, except per share amounts)

	Virtusa	Polaris
	Nine Months	Nine Months
	Ended December 31,	Ended December 31,	Pro forma		Pro forma
	2015	2015	Adjustments Note 3		Combined

Revenue	$428,449	$239,576	$(3,453	)(l)	$664,572

Costs of revenue	277,770	165,202	133	(o)	443,105
Gross profit	150,679	74,374	(3,586)		221,467
Total operating expenses	110,879	45,389	3,074	(m)	161,266
			317	(n)
			15	(o)
			2,836	(p)
			(1,244	)(q)

Income from operations	39,800	28,985	(8,584)		60,201

Other income (expense):
Interest income, net	4,246	1,004	(4,190	)(r)	221
			(839	)(r)
Foreign currency transaction gains (losses)	395	(124)	—		271
Other, net	232	866	—		1,098
Total other income	4,873	1,746	(5,029)		1,590

Income before income tax expense	44,673	30,731	(13,613)		61,791
Income tax expense	12,161	11,498	(3,809	)(s)	19,850

Net income (loss)	32,512	19,233	(9,804)		41,941
Less: Net income (loss) attributable to noncontrolling interest, net of tax	—	(8)	3,281	(t)	3,273
Net income (loss) attributable to Virtusa stock holders	$32,512	$19,241	$(13,085)		$38,668

Basic earnings per share	$1.11	—	—		$1.32
Diluted earnings per share	$1.08	—	—		$1.29

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

1. Basis of Pro Forma Presentation

On March 3, 2016, the Company completed the acquisition of a majority stake in Polaris Consulting and Services Limited (“Polaris”) pursuant to Share Purchase Agreement (“SPA”) with Polaris, dated as of November 5, 2015, as amended on February 25, 2016.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, the Company recognizes separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any non-controlling interests in an acquiree, generally at the acquisition date fair value as defined by ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed. The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change as the Company finalizes the valuations of the net tangible assets, intangible assets and resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change materially from the preliminary estimates. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The purchase price of the Polaris acquisition is computed on 53,133,127 shares, or approximately 52.9% of outstanding shares, for cash consideration of 11,391,365 Indian rupees or approximately $171,748 based on December 31, 2015 exchange rate noted below.

In connection with the purchase and under applicable India Takeover rules, Virtusa Consulting Services Private Limited (“Virtusa India”) made an unconditional mandatory offer (the “Open Offer”) to the Polaris public shareholders to purchase up to an additional 26.0% of the outstanding shares of Polaris.  On April 6, 2016, the Open Offer settled for a total of 26,719,366 shares, or approximately 26% of the outstanding share capital for 5,913,920 Indian rupees or approximately $89,164 based on December 31, 2015 exchange rate noted below.

Under applicable Indian rules on Takeovers, Virtusa is required to sell within one year of the settlement of the unconditional mandatory offer its shareholdings in Polaris in excess of 75% of the basic outstanding share capital. Therefore, an additional $75,653 or 22.1% of outstanding shares are reflected in the the unaudited pro forma combined financial statements to reflect the maximum ownership of 75%.

The foregoing description of the purchase is qualified in its entirety by reference to the complete terms and conditions of the SPA, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 5, 2015, as amended by the Amendment to Share Purchase Agreement, dated as of February 25, 2016, by and among the Company, Polaris Consulting and Services Ltd. and the other parties thereto, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 2, 2016.

The unaudited pro forma condensed combined financial statements are presented as if the acquisition of Polaris had occurred as of December 31, 2015 for pro forma condensed combined balance sheet purposes and as if the acquisition of Polaris had occurred on April 1, 2014 for pro forma statement of income purposes.  The Polaris carve out historical financial statements were converted to U.S. dollars using the following exchange rates:

As of December 31, 2015	Year Ended March 31, 2015	Nine Months Ended December 31, 2015
66.33	61.14	64.79

Virtusa historical shares used in the computation of basic and diluted earnings per share for the year ended March 31, 2015 were 28,753,102 and 29,555,624, respectively.  Shares used in the computation of basic and diluted earnings per share for the nine months ended December 31, 2015 were 29,191,578 and 30,002,680, respectively.

2. Preliminary Purchase Price Allocation

The Company paid cash consideration of 11,391,365 Indian rupees ir $171,748 based on December 31, 2015 exchange rate (see Note 1) for the acquisition of 53,133,127 shares, or approximately 52.9% of the outstanding shares.

Under the acquisition method of accounting, the total purchase price is allocated to 100% of Polaris’s net tangible and intangible assets including noncontrolling interest based on their estimated fair value at the date of acquisition. The excess purchase price after allocating it to net tangible and intangible assets will be recorded as goodwill as follows:

Amount
Cash and cash equivalents	$40,941
Short-term investments	12,499
Accounts receivable	40,254
Unbilled receivable	30,929
Prepaid expenses and other current assets	6,757
Deferred income taxes	3,313
Property and equipment	75,996
Intangible assets	35,114
Goodwill	140,056
Long-term investments	12,123
Other long-term assets	12,975
Investments in equity method investee	2,857
Accounts payable and accrued expenses	(44,317)
Accrued employee compensation and benefits	(7,641)
Income taxes payable	(11,994)
Deferred income taxes — noncurrent	(27,393)
Noncontrolling interest	(150,721)
Total purchase price	171,748
Less: Cash acquired	(40,941)
Total purchase price, net of cash acquired	$130,807

3. Pro Forma Adjustments

The pro forma balance sheet adjustments are as follows:

(a)         To record the proceeds of the borrowing under the Credit Agreement to fund the acquisition, net of the issuance costs related to the borrowing:

Amount
Proceeds from the issuance of $200,000 term loan, net of issuance cost of $1,119 - current portion	$8,881
Proceeds from the issuance of $200,000 term loan, net of issuance cost of $4,477 - noncurrent portion	$185,523

(b)         To record the cash payment of $171,748 related to the acquisition.

(c)          To record the fair value adjustment of $3,805 related to unbilled receivables for which Polaris had delivered the IT services prior to the acquisition date.  The related revenue was not recognized in the financial statements of Polaris due to certain US GAAP revenue recognition requirements not being met as of the acquisition date.

(d)         To record adjustments to deferred income tax assets and liabilities:

Amount
Deferred income tax assets, noncurrent	$(258)
Deferred income tax liabilities, noncurrent	$27,377

(e)          To record the fair value adjustment of $32 related to an equity method investee.

(f)           To record the fair value adjustment of certain other current assets of $(759) and noncurrent assets of $(378).

(g)          To record the step-up of $43,895 in fair value of real estate included in property and equipment.

(h)         To eliminate Polaris’s historical balances related to goodwill of $36,047 and stockholders’ equity of $156,180.

(i)             To record the fair value of intangible assets acquired and the excess of purchase price over the net assets acquired.

Amount
Goodwill	$140,056
Customer relationships	$32,664
Trademarks	$2,450

(j)            To record the fair value adjustment of $745 to reduce deferred revenue.

(k)         To record the fair value of noncontrolling interest of Polaris for shares held by the general public and the fair value of share-based payments that is attributable to pre-combination services as of the date of acquisition amounting to $150,721.

The pro forma statement of income adjustments are as follows:

(l)             To record revenue impact of derivative instruments fair value adjustment:

	Year ended March 31, 2015	Nine months ended December 31, 2015
Derivative instruments	$2,754	$(3,453)

(m)     To record the amortization expense of customer relationships with and estimated life of 10 to 15 years and trademarks with an estimated life of 2 years:

	Year ended March 31, 2015	Nine months ended December 31, 2015
Amortization of customer relationships	$3,055	$2,146
Amortization of trademarks	1,149	928
Total amortization expense	$4,204	$3,074

(n)         To record the depreciation related to the step-up in fair value of property and equipment:

	Year ended March 31, 2015	Nine months ended December 31, 2015
Depreciation expense	$436	$317

(o)         To reclassify actuarial gain or loss on pension benefits to other comprehensive income and amortize over employees average service period to conform with the Company’s policy:

	Year ended March 31, 2015	Nine months ended December 31, 2015
Actuarial (gain) or loss, net of amortization — costs of revenue	$(312)	$133
Actuarial (gain) or loss, net of amortization — operating expenses	(35)	15
	$(347)	$148

(p)         To record compensation expense for the fair value of Polaris unvested stock options and to record the fair value of Virtusa’s restricted stock awards to Polaris employees:

	Year ended March 31, 2015	Nine months ended December 31, 2015
Stock-based compensation expense	$3,721	$2,836

(q)         To eliminate the non-recurring acquisition related costs:

	Year ended March 31, 2015	Nine months ended December 31, 2015
Acquisition related costs	$—	$(1,244)

(r)            To record the interest expense and related amortization of debt issuance costs related to the Credit Agreement:

	Year ended March 31, 2015	Nine months ended December 31, 2015
Interest expense	$5,825	$4,190
Amortization of debt issuance costs	1,119	839
Total interest expense	$6,944	$5,029

(s)           To record the tax provision of the forma adjustments presented in the unaudited pro forma condensed combined statement of income at a tax rate of 24.5% for the year ended March 31, 2015 and 28.0% for the nine months ended December 31, 2015:

	Year ended March 31, 2015	Nine months ended December 31, 2015
Income tax expense (benefit)	$(2,992)	$(3,809)

(t)            To record the net income attributed to noncontrolling interest:

	Year ended March 31, 2015	Nine months ended December 31, 2015
Noncontrolling interest	$4,890	$3,281

4. Mandatory offer

To record the purchase of additional noncontrolling interest of 22.1% of outstanding shares for $75,653.